EXHIBIT 23.1
                                 ------------

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement (333-132375), on Form S-3 of CWHEQ Revolving Home Equity Loan Trust, Series 2006-F, of our report dated March 24, 2006 relating to the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, which appears as an exhibit to the current report on Form 10-K filed on March 29, 2006 by Financial Security Assurance Holdings Ltd. for the year ended December 31, 2005. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.


/s/ PricewaterhouseCoopers
--------------------------
PricewaterhouseCoopers LLP

New York, New York
June 27, 2006



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